CERTIFICATION

OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULES 13a-14(a)/15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Exhibit 31.1

I, Andrew Brodkey, certify that:

1.  I have reviewed this Annual Report on Form 10-KSB of Pacific Copper Corp. (“Pacific Copper” or the “small business issuer”) for the fiscal year ended October 31, 2008;

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.  Pacific Copper's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Pacific Copper and have:

a)  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Pacific Copper, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)  Evaluated the effectiveness of Pacific Copper 's disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)  Disclosed in this report any change in Pacific Copper’s internal control over financial reporting that occurred during Pacific Copper's most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Pacific Copper 's internal control over financial reporting; and

5.  Pacific Copper's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Pacific Copper 's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)  All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Pacific Copper's ability to record, process, summarize and report financial information; and

b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in Pacific Copper's internal control over financial reporting.

Dated: January 26, 2009

/s/ Andrew Brodkey
Andrew Brodkey
Chief Executive Officer and Director (Chief Executive Officer of Pacific Copper Corp.)

A signed original of this written statement required by Section 906 has been provided to Pacific Copper Corp. and will be retained by Pacific Copper Corp. and furnished to the Securities and Exchange Commission or its staff upon request.